UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 15, 2020, Orgenesis Inc. (the “Company”) completed its previously announced acquisition of Koligo Therapeutics Inc., a Kentucky corporation (“Koligo”), through the merger of Orgenesis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”) with and into Koligo, with Koligo surviving as a wholly owned subsidiary of the Company (the “Merger”), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 26, 2020 (the “Merger Agreement”), by and among the Company, Merger Sub, Koligo, the shareholders of Koligo (collectively, the “Shareholders”), and Long Hill Capital V, LLC (“Long Hill”), solely in its capacity as the representative, agent and attorney-in-fact of the Shareholders. The Company’s entry into the Merger Agreement was previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2020 (the “Prior 8-K”).

Pursuant to the terms of the Merger Agreement, at the closing of the Merger (the “Effective Time”), the shares of capital stock of Koligo that were issued and outstanding immediately prior to the Effective Time were automatically cancelled and converted into the right to receive, subject to customary adjustments, an aggregate of 2,061,713 shares of Company common stock which have been issued to Koligo’s accredited investors (with certain non-accredited investors being paid solely in cash in the amount of approximately $20,000) in accordance with the terms of the Merger Agreement. In connection with the Merger, the Company assumed an aggregate of approximately $1.9 million of Koligo’s liabilities, which were substantially all of Koligo’s liabilities at the closing of the Merger. As partial security for the indemnification and purchase price adjustment obligations of Koligo shareholders under the Merger Agreement, $7,315 in cash and 328,587 shares of Company common stock of the merger consideration otherwise payable in the Merger to the Shareholders were placed in a third party escrow account. In addition, according to the agreement between the parties, the Company has also funded an additional cash consideration of $500,000 (with $100,000 of such reducing the ultimate consideration payable to Koligo) for the acquisition of the assets of Tissue Genesis, LLC (“Tissue Genesis”) by Koligo that was consummated on October 14, 2020. The Tissue Genesis assets include the entire inventory of Tissue Genesis Icellator® devices, related kits and reagents, a broad patent portfolio to protect the technology, registered trademarks, clinical data, and existing business relationships for commercial and development stage use of the Icellator technology.

In connection with the Merger Agreement, the Company, Long Hill and Maxim Group LLC (“Maxim”) entered into a Registration Rights and Lock-Up Agreement pursuant to which Long Hill will have one demand registration right to require the registration of the shares of Company common stock received by Long Hill in the Merger and Long Hill and Maxim will have certain piggyback registration rights. In addition, Long Hill agreed with the Company that, during the applicable Restriction Period (as defined below), it shall not sell or transfer, subject to certain limited exceptions, the portion of the shares received in the Merger during the applicable Restriction Period, subject to a limitation on the number of shares sold per any trading day not to exceed 10% of the average daily trading volume of the Common Stock, as reported by Bloomberg Financial L.P. “Restriction Period” means (a) in relation to 70% of all of the shares received in the Merger that Long Hill is entitled to receive under or in connection with the Merger Agreement, the period beginning on the date of the closing and ending on the date that is the four month anniversary thereof, and (b) in relation to the remaining 30% of all of the shares received in the Merger that Long Hill is entitled to receive under or in connection with the Merger Agreement, the period beginning on the date of the closing and ending on the date that is the twelve month anniversary thereof.

In addition, pursuant to separate Lock-Up Agreements entered into by the Shareholders other than Long Hill with the Company (the “Shareholders Lock-Up Agreement”), such Shareholders agreed that they will not transfer any of their shares received in the Merger except in accordance with the following lock-up release schedule whereby one fifth of such holder’s respective shares will be released from such restriction every six months, starting six months from the closing of the Merger. Each holder’s sales of such shares are subject to a resale limit of its pro rata portion of 10% of the average daily trading volume, allocated to the Shareholders other than Long Hill pro-rata.

The above summaries of the Merger Agreement, the form of Registration Rights and Lock-Up Agreement, and the form of Shareholders Lock-Up Agreement do not purport to be complete and are qualified in their entirety to the full text of each such agreement, which agreements were filed as Exhibits 2.1, 10.1, and 10.2 to the Prior 8-K, respectively, and are qualified herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities

The description of the common stock consideration under the terms of the Merger Agreement set forth in Item 2.01 is incorporated herein by reference. In connection with the closing of the Merger, the Company issued to the Shareholders that are accredited investors the common stock consideration in connection with the Merger pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of September 26, 2020 by and among Orgenesis Inc., Orgenesis Merger Sub, Inc., Koligo Therapeutics Inc., the Shareholders of Koligo and Long Hill Capital V, LLC, solely in its capacity as representative of the Shareholders (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2020).
10.1	Form of Registration Rights and Lock-Up Agreement between the Company, Long Hill Capital V, LLC and Maxim Group, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2020).
10.2	Form of Shareholders Lock-Up Agreement between the Company and Shareholders other than Long Hill Capital V, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2020).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: October 21, 2020	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary